                                November 2, 2001

Atchison Casting Corporation
400 South 4th Street
Atchison, Kansas  66002-0188
Attention:  Chief Financial Officer

          Re:  Atchison  Casting  Corporation  (the  "Company")  April  3,  1998
               Amended and Restated  Credit  Agreement by and among the Company,
               Harris  Trust and  Savings  Bank,  as Agent  and the Banks  party thereto (as heretofore amended, the "Credit Agreement")

Ladies and Gentlemen:

     Pursuant to the Eleventh  Amendment and  Forbearance  Agreement dated as of
September  12, 2001 (as amended by that certain side letter dated  September 20,
2001 and  that  certain  side  letter  dated October  12,  2001,  the  "Eleventh
Amendment")  the Bank Group agreed to  temporarily  forbear from  enforcing  its rights and remedies  with respect to the Credit  Agreement  through  November 2,
2001 (the "Standstill Expiration Date"). The Company has requested that the Bank
Group extend the Standstill Expiration Date through November 20, 2001.

     Accordingly,  effective  upon the  execution of this letter by the Required
Banks,  the Company and each  Guarantor in the spaces  provided for that purpose below (which  execution may be on separate  counterparts of this letter,  all of which are to constitute one and the same instrument),  (i) the Standstill Period shall be extended so that the new Standstill  Expiration  Date shall be November
20, 2001,  (ii) Section  11(h) of the Eleventh  Amendment is amended by deleting the date  "November 2, 2001"  appearing  therein and  inserting in its place the date  "November  20,  2001" and (iii)  Section 18 of the  Eleventh  Amendment is
amended by deleting the date "November 7, 2001" appearing  therein and inserting in its place the date "November 25, 2001." Except as specifically waived hereby, all of the terms and  conditions  of the Credit  Agreement  shall remain in full force and effect and are deemed to be reaffirmed as of the date hereof.  Without limiting the generality of the foregoing,  this letter does not waive any of the other Defaults or Events of Default that now exist.

     All defined  terms used herein and not defined  herein  shall have the same meaning herein as in the Eleventh  Amendment.  This waiver shall be governed and construed in accordance with the laws of the State of Illinois.  All capitalized terms used herein without  definition shall have the same meaning herein as such terms have in the Credit Agreement.

                                Very truly yours,

                                HARRIS TRUST AND SAVINGS BANK, in its
                                individual capacity as a Bank and as Agent

                                By: /s/ Neal Golub
                                Title:  Vice President

                               COMMERCE BANK, N.A.

                               By: /s/ Dennis R. Block
                               Title: Senior vice President

                               FIRSTAR BANK, N.A. f/k/a
                               FIRSTAR BANK MIDWEST, N.A. (f/k/a
                               Mercantile Bank)

                               By: /s/ Craig Buckly
                               Title: Vice President

                               KEY BANK NATIONAL ASSOCIATION

                                By:
                                Title:

                                COMERICA BANK

                                By:  /s/ Andrew R. Craig
                                Title: Vice President

                             HIBERNIA NATIONAL BANK

                             By:
                             Title:

                              NATIONAL WESTMINSTER BANK PLC
                              Nassau Branch

                              By: /s/ Peter Ballard
                              Title: Head of Mid Corporate Team
                                    Corporate Restructuring Unit

                              New York Branch

                              By: /s/ Peter Ballard
                              Title: Head of Mid Corporate Team
                                    Corporate Restructuring Unit

                               WELLS FARGO BANK, NATIONAL
                               ASSOCIATION  (successor by merger to Norwest
                                             Bank Minnesota, N.A.)

                                By:
                                Title:

Agreed and Accepted:

ATCHISON CASTING CORPORATION

By:  /s/ Kevin T. McDermed
Title: Vice President and Treasurer

AMITE FOUNDRY AND MACHINE, INC.
PROSPECT FOUNDRY, INC.
QUAKER ALLOY, INC.
CANADIAN STEEL FOUNDRIES, LTD.
3210863 CANADA INC.
KRAMER INTERNATIONAL, INC.
EMPIRE STEEL CASTINGS, INC.
LAGRANGE FOUNDRY INC.
THE G&C FOUNDRY COMPANY
LOS ANGELES DIE CASTING INC.
CASTCAN STEEL LTD.
CANADA ALLOY CASTINGS, LTD.
PENNSYLVANIA STEEL FOUNDRY & MACHINE COMPANY
JAHN FOUNDRY CORP.
INVERNESS CASTINGS GROUP, INC.
DU-WEL PRODUCTS, INC.
DAVIS CASTING AND ASSEMBLY, INC.
CLAREMONT FOUNDRY, INC.
LONDON PRECISION MACHINE & TOOL LTD.

By: /s/ Kevin T. McDermed
Title: Vice President

GILMORE INDUSTRIES, INC.

By: /s/ John R. Kujawa
Title: President